EXHIBIT 10

                              CONSENT OF COUNSEL

                      JORDEN BURT BERENSON & JOHNSON LLP
                                Suite 400 East
                      1025 Thomas Jefferson Street, N.W.
                         Washington, D.C. 20007-0805
                                (202) 965-8100
                          Telecopier (202) 965-8104

                              February 28, 1997

Astra Strategic Investment Series
750 B Street
Suite 2350
San Diego, California   92101

      Re:   Astra Strategic Investment Series

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Counsel" in the Statement of Additional Information of Astra Adjustable U.S. Government Securities Trusts I, I-A, II and IV, all series of Astra Strategic Investment Series, contained in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A (File No. 2-19659) filed by Astra Strategic Investment Series with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                                    Very truly yours,

                                    /s/ JORDEN BURT BERENSON & JOHNSON LLP
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                                        Jorden Burt Berenson & Johnson, LLP